Report of Independent Auditors


To the Shareholders and Board of
Trustees of Pacific Capital Funds

In planning and performing our audit of
the financial statements of the Pacific
Capital Funds (the "Funds") for the year ended July 31, 1997, we considered its internal control, including control activities for safeguarding securities,
in order to determine our auditing procedures
 for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR,
not to provide assurance on the internal control structure.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding
 of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
 detected.  Also, projection of any
of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure and its operation, including controls for
safeguarding securities, that we consider to be material weaknesses as defined above at July 31, 1997.

This report is intended solely for
the information and use of the board
of trustees and management of the Funds
and the Securities and Exchange Commission.


Ernst & Young. LLP


Columbus, Ohio
September 12, 1997